                                                                    EXHIBIT 99.1

                             FORBEARANCE AGREEMENT

          THIS AGREEMENT, dated as of the 10th day of July, 1998, by and between FINOVA CAPITAL CORPORATION, having a place of business located at 111 West 40th Street, New York, New York 10018 ("FINOVA") and Caribbean Cigar Company, Precision Mold, Inc., Caribbean AWC Corporation, Caribbean Cigar Company (Cayman) Limited, having its principal place of business at 8305 N.W. 27th Street, Miami, Florida 33122 (collectively, the "Borrower").

          WHEREAS, the Borrower and FINOVA entered into that certain Security Agreement, dated August 28, 1997 (the "Security Agreement"); and

          WHEREAS, pursuant to the Security Agreement, FINOVA agreed to provide the Borrower with certain financing; and

          WHEREAS, the Borrower remains obligated to FINOVA for the monies borrowed under the Security Agreement and otherwise; and

          WHEREAS, FINOVA continues to grant advances, loans and extensions of credit to or for the benefit of the Borrower; and

          WHEREAS, certain defaults exist under the Security Agreement; and

          WHEREAS, as of June 30, 1998, the Borrower was obligated to FINOVA in the approximate amount of $1.4 million, together with interest thereon at the interest rate set forth in the Security Agreement plus FINOVA's costs and expenses, including but not limited to legal fees, costs and disbursements and any and all additional advances made by FINOVA, including advances made to protect FINOVA's collateral (collectively, "Obligations"); and

          WHEREAS, on or about February 26, 1998 and July 8, 1998, FINOVA sent written default letters to the Borrower via certified mail, return receipt requested and regular mail (collectively "Default Letters") which Default Letters advised the Borrower of its defaults under the Security Agreement; and

          WHEREAS, the Borrower has requested that FINOVA forbear in commencing any action against the Borrower under or pursuant to the Security Agreement for the Obligations owing to FINOVA under the Security Agreement and FINOVA is willing to forbear pursuant to the terms and conditions contained in this Agreement; and

          NOW, THEREFORE, for good and valuable consideration; the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

          1. All of the above recitals are hereby incorporated by reference and made a part of this Agreement.

          2. The Borrower hereby acknowledges that it is indebted to FINOVA under the Security Agreement in the amount of the Obligations and the Security Agreement is in default, which defaults remain uncured and unwaived by this Agreement.

          3. Borrower agrees to retain the services of a broker acceptable to FINOVA to assist Borrower in facilitating a sale of its assets and/or in obtaining an investor willing to infuse sufficient additional capital into the Borrower's business. Borrower has elected to retain the services of

Equity Partners as its broker, which broker is acceptable to FINOVA. FINOVA agrees to make advances (in addition to all other advances to be made under this Agreement or the Security Agreement) to cover the costs of such broker.

          4. Borrower consents and agrees to FINOVA conducting an audit of the Borrower's inventory. The Borrower agrees to fully cooperate with FINOVA to effect said audit.

          5. Borrower hereby agrees to fully satisfy its obligations to FINOVA by a full and complete payoff of all amounts owing to FINOVA on or before 60 days from the date of this Agreement. In the event FINOVA has not been fully paid in immediately available funds, by the 61st day after the date of this Agreement, Borrower consents to any liquidation of the collateral by FINOVA or any third party on FINOVA's behalf. In order to effect such liquidation Borrower is herewith delivering the Peaceful Possession Letter, a copy of which is attached hereto as Exhibit A.

          6. FINOVA agrees to continue, in its reasonable discretion, to make loans and advances to the Borrower pursuant to the advance rates set forth in the Security Agreement, as well as, in FINOVA's discretion, make overadvances up to the amount of $115,000 (the "Overadvance") above the advance rates set forth in the Security Agreement, provided that: (1) Borrower complies with the terms and conditions of this Agreement; (2) no additional Event of Default (as such term is defined in the Security Agreement) under this Agreement or under the Security Agreement arises; (3) the Obligations do not exceed $1,500,000;
(4) as of this date there is no material change (from counts previously reported to FINOVA) in the count of finished goods inventory located at the Borrower's warehouse ("Eligible Inventory"). Notwithstanding anything to the contrary contained herein, in the event that as a result of an audit of the Borrower's Eligible Inventory FINOVA determines the value of the Eligible Inventory (as it exists on the date hereof) to be less than $2.27 million, the amount of the Overadvance shall be recomputed accordingly, but shall not result in FINOVA demanding a "paydown" of the Obligations (unless there has been a material change in the counts as aforesaid).

          7. Edward C. Williams, Acting President and CFO, shall execute and deliver a Validity and Support Guaranty, a copy of which is attached hereto as Exhibit B.

          8. The Forbearance Period shall mean the period from the date of this Agreement until the "Termination Date", which Termination Date shall be the earlier of: (a) receipt of payment in full by FINOVA; (b) immediately upon an Event of Default under this Agreement (as such term is hereafter defined) or
(c) sixty one (61) days after the date of this Agreement.

          9. During the Forbearance Period, FINOVA agrees to forbear in commencing any action upon the Security Agreement for the obligations owing to FINOVA under the Security Agreement provided an Event of Default under this Agreement has not occurred (as such term is hereafter defined) under the Security Agreement or under this Agreement.

          10. An Event of Default under this Agreement shall mean the following: (a) the failure of the Borrower to observe, or timely comply with, or perform any covenant or term contained in this Agreement or the Security Agreement except for the defaults existing as of the date of this Agreement;
(b) the failure of The Borrower to pay FINOVA any sum when due under this Agreement; (c) the occurrence of a material adverse change subsequent to the date of this Agreement with respect to The Borrower's finances or property, it being specifically understood and agreed that FINOVA may make such determination in its reasonable discretion; (d) any financial statements, affidavits of financial condition or other financial information delivered or provided by The Borrower in connection with this Agreement or the Security Agreement is or shall be false or misleading in any material respect; (e) any warranty or representation made or deemed made by The Borrower in this Agreement or the Security

Agreement is or shall be untrue in any material respect; or (f) The Borrower:
(i) becomes a debtor for any bankruptcy proceeding; or (ii) admits in writing its inability to pay its debts as they mature.

         11. This Agreement shall be construed under and in accordance with the laws of the State of New York.

         12. This Agreement represents the entire Agreement between FINOVA and The Borrower, all such other agreements (except the Security Agreement and any guaranty) being merged with this Agreement and the Security Agreement and any other guaranty remaining in full force and effect.

         13. No executory agreement and no course of dealing between The Borrower and FINOVA shall be effective to change or modify this Agreement in whole or in part; nor shall any change, modification or waiver of any rights or powers of FINOVA be valid or effective unless in writing or signed by an authorized officer of FINOVA.

         IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions set forth hereinabove.


                               FINOVA CAPITAL CORPORATION




                               By:
                                  ------------------------------------------
                                  Raymond Eichler, Assistant Vice President

                               CARIBBEAN CIGAR COMPANY, PRECISION
                               MOLD, INC., CARIBBEAN AWC
                               CORPORATION, CARIBBEAN CIGAR
                               COMPANY (CAYMAN) LIMITED


                               By: Edward C. Williams
                                   -----------------------------------------
                                   Edward C. Williams, Acting President

STATE OF FLORIDA )
                     ss:
COUNTY OF DADE   )

         On the 10th day of July, 1998, before me personally came Edward C. Williams, to me known, who, being by me duly sworn, did depose and say that he resides at 2239 Goode Rd., Conyers, GA 30094, Georgia, that he is the Acting President of Caribbean Cigar Company, Precision Mold, Inc., Caribbean AWC Corporation, Caribbean Cigar Company (Cayman) Limited, the corporation described in and which executed the foregoing instruments and that he signed his name thereto by order of the board of directors of said corporation.

                                    /s/  Iraida A. Lazo
                                         -----------------------------
                                         Notary Public

                                         [SEAL]

                                   Exhibit A



                            Caribbean Cigar Company
                              Precision Mold, Inc.
                           Caribbean AWC Corporation
                    Caribbean Cigar Company (Cayman) Limited
                             8305 N.W. 27th Street
                              Miami, Florida 33122




                                           September 9, 1998




FINOVA Capital Corporation
111 West 40th Street
New York, N.Y. 10018

         RE:      FINOVA Capital Corporation ("FINOVA") with
                  Caribbean Cigar Company, Precision Mold, Inc.,
                  Caribbean AWC Corporation and Caribbean Cigar
                  Company (Cayman) Limited (collectively the "Debtor")

Gentlemen:

         The undersigned acknowledge that events of default exist under the security agreements by and between FINOVA and the Debtor, and that the Debtor is unable to cure such defaults. The undersigned believe that the maximum realization on the collateral securing the Debtor's obligations to FINOVA (the "Collateral") can best be obtained by an orderly liquidation of the Collateral. The Collateral includes, but is not limited to, the Debtor's accounts receivable, inventory, furniture, choses in action, trademarks and tradenames, machinery and equipment. The Debtor, therefore, herewith agrees to turn over to FINOVA possession of the Collateral. The Debtor requests that FINOVA provide the Debtor with copies of statements of account reflecting the progress of the liquidation which statements of account once accepted without protest by the Debtor pursuant to the loan agreements shall be binding upon the undersigned. The undersigned acknowledge that as of June 30, 1998 the Debtor was obligated to FINOVA in the approximate amount of $1.4 million plus interest, fees and costs.

         This will confirm that the undersigned consents in all respects to any sale of the Collateral, or any of it, which the Debtor and/or FINOVA Capital Corporation may effect. The undersigned waive their rights, if any, to notification under the Uniform Commercial Code ss. 9-504(3) as adopted by the State of New York, the Bankruptcy Code or any other applicable statute. In addition, the undersigned reaffirm and restate all of the terms and conditions contained in each guaranty executed by them or any of them and delivered to FINOVA and specifically waive all defenses (including but not limited to the defense of commercial unreasonable disposition of collateral), counterclaims and any right of setoff in any action which may be brought under any guaranty or any participation agreement.

          FINOVA is hereby granted a license to enter the Debtor's premises to remove all collateral. FINOVA may use any means necessary to remove and gain access to the collateral, including the use of a locksmith and/or any other contractor.


                                        Very truly yours,

                                        CARIBBEAN CIGAR COMPANY
                                        PRECISION MOLD, INC.
                                        CARIBBEAN AWC CORPORATION
                                        CARIBBEAN CIGAR COMPANY
                                        (CAYMAN) LIMITED


                                         By:
                                            ---------------------------------
                                            Edward C. Williams, Acting President

                                   EXHIBIT B

                                                                   July 10, 1998

FINOVA Capital Corporation
111 West 40th Street
New York, New York 10018

Gentlemen:

     I, Edward C. Williams, do hereby certify that I am the Acting President and CFO for Caribbean ("Borrower"). In order to induce FINOVA Capital Corporation ("FINOVA"), its successors, endorsees or assigns to grant and continue to grant such advances, loans or extensions of credit, directly or indirectly to Borrower. I do hereby warrant, covenant and represent to FINOVA as follows:

1. Each and every account receivable which shall be assigned to FINOVA by Borrower and when created, will represent a bona fide existing obligation of a customer of Borrower owing to it and arising out of the sale and completed delivery of merchandise and/or services made by it to such customer, arising out of and acquired in the ordinary course of the business of Borrower conforming in all respects to an order received from the customer and which merchandise and/or services, to the best of my knowledge, shall have been accepted by said customer without defense, offset or counterclaim and without dispute as to price, terms, quality or in any other respect unless I have given FINOVA prior notice to the contrary. All remittances received by the Borrower on account of receivables assigned to FINOVA will be held by the Borrower as FINOVA's property and that the Borrower will immediately deliver, to FINOVA, the identical checks, monies or other forms of payment received.

2. Each such assigned account receivable will be due and owing to Borrower and the merchandise and/or services represented thereby shall have been the sole and absolute property of Borrower and, when assigned, will be free and clear of all liens and security interests other than FINOVA's. FINOVA will be notified of any counter claims, disputes, returns, offsets, or potential offsets to an account receivable immediately upon Borrower having knowledge of same.

3. The correct maturities of each of said account receivable will have been set forth thereon and to the best of my knowledge, proper entries will have been made on the books of Borrower disclosing the assignment thereof to FINOVA.

4. All goods, merchandise and warehouse receipts, if any, from time to time consigned to or pledged with FINOVA by the Borrower shall be properly and correctly designated as to description, quantity, quality and unit value in each schedule, warehouse receipt and consignment relating to the same tendered to FINOVA by the Borrower; and that the same shall actually be, at the time of such tender, at the location described in such schedules and consignments. All information furnished to FINOVA in the normal course by Borrower with respect to its financial condition or other pertinent matters, will be true, correct and complete in all material respects.

5. I hereby undertake to indemnify and save FINOVA free and harmless from any damage or loss, which FINOVA may sustain as a result of any fraud, deceit or criminal act on my part. I hereby represent and warrant to FINOVA that I shall use my best efforts to insure that FINOVA shall not sustain any damage or loss as a result of any fraud, deceit or criminal act on the part of any other officer, employee or agent of Borrower.

 6. My liability hereunder shall be direct and unconditional and may be enforced without requiring FINOVA first to resort to any other right, remedy or security. It is not necessary for FINOVA to give me notice of any changes in the financing agreement or any amendments thereof, or in any other of FINOVA's financing arrangements with Borrower to all of which I now hereby grant my consent. I hereby waive notice of acceptance hereof and of all notices of any kind to which they may be entitled and further waive notice of and hereby consents to any agreement or arrangements whatever with the Borrower or anyone else including, without being limited to, agreements and arrangements for payment, extension, subordination, composition, arrangement, compromise, discharge or release of the whole or any part of any indebtedness or for the change or surrender of any and all such goods, merchandise and warehouse receipts, and same shall in no way impair my liability hereunder. I hereby waive the benefits of any provision of the United States Bankruptcy Code and of any similar or other legislation as now or hereafter enacted, amended or added to, which may extend the time for payment of, or impair any of my obligations hereunder.


7. My liability hereunder may not be modified, terminated or released orally, but only by a written agreement signed by FINOVA.


8. This Agreement shall be binding upon my heirs, personal representatives, successors and assigns and the benefits thereof shall extend to and include the successors and assigns of FINOVA CAPITAL CORPORATION. My death shall not release my estate from any liability accruing prior to my death. This Agreement shall be subject to the laws of the State of New York.


9. In any litigation brought by FINOVA, Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Borrower at borrower's address set forth below and service so made shall be complete two (2) days after the same shall have been posted. Within twenty (20) days after such mailing. Borrower shall appear and answer such summons, complaint or other process, failing which Borrower shall be deemed in default and judgment may be entered by FINOVA against Borrower for the amount of the claim and for any other relief requested therein.

                                       Very truly yours,



                                       ----------------------------------------
                                       Edward C. williams
                                       Address:

                                       SS No:
STATE OF FLORIDA)
                       ss.:
COUNTY OF DADE)


     On this 10th day of July, in the year 1998, before me, the undersigned, a Notary Public in and for said state, personally appeared Edward C. Williams, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.



                                       ----------------------------------------
                                       Notary Public